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                                                                   Exhibit 3.27a

                            ARTICLES OF ORGANIZATION
                                       OF
                          MODERN BUSINESS MACHINES, LLC

          Pursuant to the Alabama Limited Liability Company Act (the "Act"), the undersigned hereby adopts the following articles of organization.

                                    Article I

          The name of the limited liability company (the "Company") is "Modern Business Machines, LLC."

                                   Article II

          The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

                                   Article III

          The street address of the registered office of the Company is 2000 Interstate Park Drive, Suite 204, Montgomery, Alabama 36189 and the name of the registered agent of the Company at that office is the Corporate Company.

                                   Article IV

          The names of the initial member is Global Imaging Systems, Inc., and its address is 3820 North Dale Boulevard, Suite 200A, Tampa, Florida 33624. The name of the organizer of the Company is Christopher J. Hagan and his address is c/o Hogan & Hartson L.L.P., 555 13/th/ St., N.W., Washington, D.C. 20004.

                                    Article V

          The names and addresses of the managers who are to serve until the first annual meeting of members or until their successors are elected and qualify are:

Name                            Address

Thomas S. Johnson               c/o Global Imaging Systems, Inc.
                                3820 North Dale Boulevard
                                Suite 200A
                                Tampa, Florida 33624

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Raymond Schilling               c/o Global Imaging Systems, Inc.
                                3820 North Dale Boulevard
                                Suite 200A
                                Tampa, Florida 33624
Raymond Echols                  c/o Berney Office Solutions, LLC
                                209 Gunn Road
                                Montgomery, AL  36117

                                   Article VII

          The Company was converted from an Alabama corporation pursuant to
Section 10-15-3 of the Alabama Business Entities Conversion and Merger Act (the "Conversion"). The former name of the converting entity was Modern Business Machines, Inc. The Conversion was approved pursuant to Section 10-15-3 of the Alabama Business Entities Conversion and Merger Act by written consent of the sole stockholder of Modern Business Machines, Inc. on May 14, 2002.

                                  Article VIII

          These Articles of Organization, as well as the Conversion, shall be effective on June 1, 2002.

                                   Article IX

          The address of the public office where these Articles of Organization, are being filed is the Judge of Probate, Montgomery County, P.O. Box 223, Montgomery, Alabama, 36101-0223 and the Articles of Dissolution of Modern Business Machines, Inc., are being filed is the Judge of Probate for Shelby County, Main Street, Columbiana, Alabama 35051

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          IN WITNESS THEREOF, the undersigned sole member executed these
Articles of Organization on the date first set forth above.


                                        By: /s/ Christopher J. Hagan
                                           -------------------------------------
                                           Christopher J. Hagan
                                           Organizer